For further information:         TRADED: NYSE (IEX)                              EX99.1
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

WEDNESDAY, JANUARY 29, 2020

IDEX REPORTS FOURTH QUARTER AND RECORD FULL YEAR 2019 RESULTS

LAKE FOREST, IL, JANUARY 29 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three- and twelve- month periods ended December 31, 2019.

Full Year 2019 Highlights

•	Reported operating margin was 23.2 percent with adjusted operating margin of 24.2 percent, up 80 bps

•	Reported EPS was $5.56 with adjusted EPS of $5.80, up 7 percent

•	Free cash flow was a record of $477.2 million, up 13 percent

•	Acquired the stock of Velcora Holding AB and its operating subsidiaries, Roplan and Steridose in July 2019

Full Year 2019

Orders of $2.5 billion were flat compared with the prior year (flat organic, +1 percent acquisition and -1 percent foreign currency translation).

Sales of $2.5 billion were flat compared with the prior year (+1 percent organic, +1 percent acquisition and -2 percent foreign currency translation).

Gross margin of 45.1 percent was up 10 basis points compared with the prior year primarily due to price capture and productivity initiatives, partially offset by inflation and higher engineering costs. Excluding a $3.3 million pre-tax fair value inventory step-up charge related to the Velcora acquisition, adjusted gross margin of 45.2 percent was up 20 basis points.

Operating income of $579.0 million resulted in an operating margin of 23.2 percent. Excluding the $3.3 million fair value inventory step-up charge and $21.0 million of restructuring expenses, adjusted operating income was $603.3 million with an adjusted operating margin of 24.2 percent, up 80 basis points from the prior year mainly due to price, productivity initiatives and lower variable compensation expenses. Adjusted operating income drove adjusted EBITDA of $678.5 million which was 27 percent of sales and covered interest expense by more than 15 times.

Provision for income taxes of $107.4 million resulted in an effective tax rate (ETR) of 20.2 percent, which was lower than the prior year ETR of 22.4 percent primarily due to excess tax benefits and other discrete tax benefits in 2019 and certain one-time charges related to Tax Reform incurred in 2018.

Net income was $425.5 million which resulted in EPS of $5.56. Excluding the fair value inventory step-up charge and restructuring expenses, adjusted EPS of $5.80 increased 39 cents, or 7 percent, from the prior year adjusted EPS.

Cash from operations of $528.1 million was up 10 percent from the prior year and led to free cash flow of $477.2 million, which was up 13 percent from the prior year and 107 percent of adjusted net income. The increase in free cash flow was primarily due to working capital improvements and lower capital expenditures.

The Company repurchased 389 thousand shares of common stock for $54.7 million in 2019.

Fourth Quarter 2019

Orders of $616.6 million were up 1 percent compared with the prior year period (flat organic, +2 percent acquisition and -1 percent foreign currency translation).

Sales of $606.0 million were down 1 percent compared with the prior year period (-2 percent organic, +2 percent acquisition and -1 percent foreign currency translation).

Gross margin of 44.0 percent was down 60 basis points compared with the prior year period primarily due to lower volume leverage, partially offset by price and productivity initiatives.

Operating income of $134.2 million resulted in an operating margin of 22.1 percent. Excluding $7.0 million of restructuring expenses, adjusted operating income was $141.2 million with an adjusted operating margin of 23.3 percent, which was flat compared to the prior year period due to lower variable compensation costs. Adjusted operating income drove adjusted EBITDA of $159.6 million which was 26 percent of sales and covered interest expense by over 14 times.

Provision for income taxes of $25.2 million resulted in an ETR of 20.6 percent, which was lower than the prior year period ETR of 23.8 percent primarily due to excess tax benefits and other discrete tax benefits in 2019 and certain one-time charges related to Tax Reform incurred in the fourth quarter of 2018.

Net income was $96.9 million which resulted in EPS of $1.26. Excluding restructuring expenses, adjusted EPS of $1.33 increased 2 cents, or 2 percent, from the prior year period adjusted EPS.

Cash from operations of $151.2 million was down 2 percent from the prior year period and led to free cash flow of $137.0 million, which was flat compared to the prior year period and 134 percent of adjusted net income.

“IDEX’s full year organic sales increased for the third year in a row and led to record operating results including operating income, EPS, EBITDA and free cash flow. The team captured price and delivered productivity which led to margin expansion. In 2019 adjusted gross margin and adjusted operating margin improved by 20 and 80 basis points, respectively. The team also drove significant improvements in working capital, achieving record free cash flow for the year of $477 million.

However, in the fourth quarter of the year global demand for industrial products continued to weaken, with U.S. manufacturing activity in December posting the lowest results in a decade according to the ISM index. This softness in our short cycle industrial facing businesses led to a 2 percent organic sales decline and our adjusted EPS to the low end of our guidance of $1.33. Recognizing these challenging market conditions, we executed a restructuring plan in the fourth quarter which will provide $15 million of savings in 2020. These restructuring actions will help mitigate the impact from the market softness on our financials while allowing us to retain our key investments for future growth.

Our strong balance sheet and our ability to generate solid free cash flow even in a slowing demand environment gives us the ability to continue to deploy capital towards our organic growth initiatives and our other capital deployment objectives. M&A remains a key priority and earlier today we announced a definitive agreement to acquire Flow Management Devices LLC (Flow MD), a leading provider of small volume provers used to ensure flow accuracy in critical applications in the oil and gas industry. We are excited for them to be joining the IDEX family of businesses by the end of the first quarter.

Looking forward to 2020, our expectation is that the industrial markets will remain challenged through the first half of the year and as a result we are projecting flat to 2 percent organic sales decline for the year, with a 4 to 5 percent organic sales decline in the first quarter. Full year 2020 EPS is projected to be $5.55 to $5.85, with first quarter EPS of $1.30 to $1.34.”

Andrew K. Silvernail
Chairman and Chief Executive Officer

Fourth Quarter 2019 Segment Highlights

Fluid & Metering Technologies

•	Sales of $227.5 million reflected a 4 percent decrease compared to the fourth quarter of 2018 (-3 percent organic and -1 percent foreign currency translation).

•
Operating income of $61.8 million resulted in an operating margin of 27.2 percent. Excluding $1.9 million of restructuring expenses, adjusted operating income was $63.7 million with an adjusted operating margin of 28.0 percent, a 110 basis point decrease compared to the prior year period primarily due to lower volume.

•
EBITDA of $67.4 million resulted in an EBITDA margin of 29.6 percent. Excluding $1.9 million of restructuring expenses, adjusted EBITDA of $69.3 million resulted in an adjusted EBITDA margin of 30.5 percent, a 80 basis point decrease compared to the prior year period.

Health & Science Technologies

•	Sales of $227.3 million reflected a 1 percent increase compared to the fourth quarter of 2018 (-3 percent organic and +4 percent acquisition).

•
Operating income of $49.1 million resulted in an operating margin of 21.6 percent. Excluding $2.7 million of restructuring expenses, adjusted operating income was $51.8 million with an adjusted operating margin of 22.8 percent, a 60 basis point decrease compared to the prior year period primarily due to higher engineering costs.

•
EBITDA of $58.6 million resulted in an EBITDA margin of 25.8 percent. Excluding $2.7 million of restructuring expenses, adjusted EBITDA of $61.3 million resulted in an adjusted EBITDA margin of 27.0 percent, a 80 basis point decrease compared to the prior year period.

Fire & Safety/Diversified Products

•	Sales of $152.0 million were flat compared to the fourth quarter of 2018 (+1 percent organic and -1 percent foreign currency translation).

•
Operating income of $39.3 million resulted in an operating margin of 25.9 percent. Excluding $0.4 million of restructuring expenses, adjusted operating income was $39.7 million with an adjusted operating margin of 26.2 percent, a 30 basis point decrease compared to the prior year period primarily due to sales mix.

•
EBITDA of $42.4 million resulted in an EBITDA margin of 27.9 percent. Excluding $0.4 million of restructuring expenses, adjusted EBITDA of $42.8 million resulted in an adjusted EBITDA margin of 28.2 percent, a 70 basis point decrease compared to the prior year period.

For the fourth quarter of 2019, Fluid & Metering Technologies contributed 38 percent of sales, 41 percent of operating income and 40 percent of EBITDA; Health & Science Technologies accounted for 37 percent of sales, 33 percent of operating income and 35 percent of EBITDA; and Fire & Safety/Diversified Products represented 25 percent of sales, 26 percent of operating income and 25 percent of EBITDA.

Corporate Costs
Corporate costs decreased to $14.2 million in the fourth quarter of 2019 from $18.7 million in the fourth quarter of 2018 primarily as a result of lower variable compensation costs in 2019 compared to prior year period.

Corporate costs decreased to $69.2 million in 2019 compared to $78.7 million in 2018 as a result of lower variable compensation costs in 2019 compared to prior year.

Acquisition
On January 29, 2020, the Company entered into a definitive agreement to acquire Flow Management Devices LLC (Flow MD) for cash consideration of $125 million. Flow MD is based in Phoenix, Arizona and is a leading provider of small volume provers used in the oil and gas industry. Flow MD has annual revenues of $60 million and will be part of our Energy business within the Fluid and Metering Technologies segment. We expect to close the transaction by the end of the first quarter 2020 subject to regulatory approval and customary closing conditions.

Restructuring Actions
The Company recorded $7.0 million and $21.0 million of restructuring expenses in the fourth quarter and full year 2019, respectively, to facilitate long-term, sustainable growth through cost reduction actions, primarily consisting of employee reductions, facility rationalization and impairment charges. The full year 2019 restructuring actions included a $9.7 million impairment charge recorded in the third quarter related to the winding down of a business within the Health & Science Technologies segment.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted gross profit is calculated as gross profit plus the fair value inventory step-up charge.

•	Adjusted gross profit margin is calculated as adjusted gross profit divided by net sales.

•	Adjusted operating income is calculated as operating income plus the fair value inventory step-up charge plus restructuring expenses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus the fair value inventory step-up charge plus restructuring expenses, net of the statutory tax expense or benefit.

•	Adjusted EPS is calculated as adjusted net income divided by diluted weighted average shares.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus the fair value inventory step-up charge plus restructuring expenses.

•	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net sales.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	For the Quarter Ended December 31, 2019				For the Year Ended December 31, 2019
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	(4)%	1%	—%	(1)%	1%	2%	(2)%	—%
- Net impact from acquisitions	—%	4%	—%	2%	—%	2%	—%	1%
- Impact from FX	(1)%	—%	(1)%	(1)%	(1)%	(1)%	(2)%	(2)%
Change in organic net sales	(3)%	(3)%	1%	(2)%	2%	1%	—%	1%

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Margin (dollars in thousands)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Gross profit	$266,885	$273,643	$1,125,034	$1,117,895
+ Fair value inventory step-up charge	—	—	3,340	—
Adjusted gross profit	$266,885	$273,643	$1,128,374	$1,117,895

Net sales	$605,997	$614,094	$2,494,573	$2,483,666

Gross margin	44.0%	44.6%	45.1%	45.0%
Adjusted gross margin	44.0%	44.6%	45.2%	45.0%

Table 3: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	For the Quarter Ended December 31,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$61,763	$49,113	$39,349	$(16,052)	$134,173	$67,911	$52,160	$38,439	$(19,069)	$139,441
+ Restructuring expenses	1,949	2,723	441	1,849	6,962	1,145	606	1,757	324	3,832
Adjusted operating income (loss)	$63,712	$51,836	$39,790	$(14,203)	$141,135	$69,056	$52,766	$40,196	$(18,745)	$143,273

Net sales (eliminations)	$227,456	$227,293	$152,025	$(777)	$605,997	$237,206	$225,515	$151,723	$(350)	$614,094

Reported operating margin	27.2%	21.6%	25.9%	n/m	22.1%	28.6%	23.1%	25.3%	n/m	22.7%
Adjusted operating margin	28.0%	22.8%	26.2%	n/m	23.3%	29.1%	23.4%	26.5%	n/m	23.3%

	For the Year Ended December 31,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$285,256	$200,200	$165,258	$(71,711)	$579,003	$275,060	$205,679	$168,601	$(80,252)	$569,088
+ Restructuring expenses	2,879	14,249	1,364	2,552	21,044	2,458	5,904	2,184	1,537	12,083
+ Fair value inventory step-up charge	—	3,340	—	—	3,340	—	—	—	—	—
Adjusted operating income (loss)	$288,135	$217,789	$166,622	$(69,159)	$603,387	$277,518	$211,583	$170,785	$(78,715)	$581,171

Net sales (eliminations)	$957,028	$914,446	$626,770	$(3,671)	$2,494,573	$951,552	$896,419	$637,028	$(1,333)	$2,483,666

Reported operating margin	29.8%	21.9%	26.4%	n/m	23.2%	28.9%	22.9%	26.5%	n/m	22.9%
Adjusted operating margin	30.1%	23.8%	26.6%	n/m	24.2%	29.2%	23.6%	26.8%	n/m	23.4%

Table 4: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Reported net income	$96,850	$98,137	$425,521	$410,573
+ Restructuring expenses	6,962	3,832	21,044	12,083
+ Tax impact on restructuring expenses	(1,630)	(1,029)	(4,966)	(3,032)
+ Fair value inventory step-up charge	—	—	3,340	—
+ Tax impact on fair value inventory step-up charge	—	—	(735)	—
Adjusted net income	$102,182	$100,940	$444,204	$419,624

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Reported EPS	$1.26	$1.27	$5.56	$5.29
+ Restructuring expenses	0.09	0.05	0.28	0.16
+ Tax impact on restructuring expenses	(0.02)	(0.01)	(0.07)	(0.04)
+ Fair value inventory step-up charge	—	—	0.04	—
+ Tax impact on fair value inventory step-up charge	—	—	(0.01)	—
Adjusted EPS	$1.33	$1.31	$5.80	$5.41

Diluted weighted average shares	76,570	77,100	76,454	77,563

Table 5: Reconciliations of EBITDA to Net Income (dollars in thousands)

	For the Quarter Ended December 31,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$61,763	$49,113	$39,349	$(16,052)	$134,173	$67,911	$52,160	$38,439	$(19,069)	$139,441
- Other (income) expense - net	(137)	805	498	(108)	1,058	295	(912)	(120)	317	(420)
+ Depreciation and amortization	5,499	10,283	3,588	160	19,530	5,469	9,079	3,581	185	18,314
EBITDA	67,399	58,591	42,439	(15,784)	152,645	73,085	62,151	42,140	(19,201)	158,175
- Interest expense					11,079					11,036
- Provision for income taxes					25,186					30,688
- Depreciation and amortization					19,530					18,314
Reported net income					$96,850					$98,137

Net sales (eliminations)	$227,456	$227,293	$152,025	$(777)	$605,997	$237,206	$225,515	$151,723	$(350)	$614,094

Reported operating margin	27.2%	21.6%	25.9%	n/m	22.1%	28.6%	23.1%	25.3%	n/m	22.7%
EBITDA margin	29.6%	25.8%	27.9%	n/m	25.2%	30.8%	27.6%	27.8%	n/m	25.8%

	For the Year Ended December 31,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$285,256	$200,200	$165,258	$(71,711)	$579,003	$275,060	$205,679	$168,601	$(80,252)	$569,088
- Other (income) expense - net	475	2,441	771	(1,928)	1,759	1,351	(1,192)	(3,444)	(700)	(3,985)
+ Depreciation and amortization	22,152	39,721	14,333	670	76,876	22,370	39,939	14,493	742	77,544
EBITDA	306,933	237,480	178,820	(69,113)	654,120	296,079	246,810	186,538	(78,810)	650,617
- Interest expense					44,341					44,134
- Provision for income taxes					107,382					118,366
- Depreciation and amortization					76,876					77,544
Reported net income					$425,521					$410,573

Net sales (eliminations)	$957,028	$914,446	$626,770	$(3,671)	$2,494,573	$951,552	$896,419	$637,028	$(1,333)	$2,483,666

Reported operating margin	29.8%	21.9%	26.4%	n/m	23.2%	28.9%	22.9%	26.5%	n/m	22.9%
EBITDA margin	32.1%	26.0%	28.5%	n/m	26.2%	31.1%	27.5%	29.3%	n/m	26.2%

Table 6: Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	For the Quarter Ended December 31,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$67,399	$58,591	$42,439	$(15,784)	$152,645	$73,085	$62,151	$42,140	$(19,201)	$158,175
+ Restructuring expenses	1,949	2,723	441	1,849	6,962	1,145	606	1,757	324	3,832
Adjusted EBITDA	$69,348	$61,314	$42,880	$(13,935)	$159,607	$74,230	$62,757	$43,897	$(18,877)	$162,007

Adjusted EBITDA margin	30.5%	27.0%	28.2%	n/m	26.3%	31.3%	27.8%	28.9%	n/m	26.4%

	For the Year Ended December 31,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$306,933	$237,480	$178,820	$(69,113)	$654,120	$296,079	$246,810	$186,538	$(78,810)	$650,617
+ Restructuring expenses	2,879	14,249	1,364	2,552	21,044	2,458	5,904	2,184	1,537	12,083
+ Fair value inventory step-up charge	—	3,340	—	—	3,340	—	—	—	—	—
Adjusted EBITDA	$309,812	$255,069	$180,184	$(66,561)	$678,504	$298,537	$252,714	$188,722	$(77,273)	$662,700

Adjusted EBITDA margin	32.4%	27.9%	28.7%	n/m	27.2%	31.4%	28.2%	29.6%	n/m	26.7%

Table 7: Reconciliations of Free Cash Flow (in thousands)

	For the Quarter Ended			For the Year Ended December 31,
	December 31,		September 30,
	2019	2018	2019	2019	2018
Cash flow from operating activities	$151,160	$153,592	$157,064	$528,062	$479,345
- Capital expenditures	14,139	16,233	11,031	50,912	56,089
Free cash flow	$137,021	$137,359	$146,033	$477,150	$423,256

Conference Call to be Broadcast over the Internet
IDEX will broadcast its fourth quarter earnings conference call over the Internet on Thursday, January 30, 2020 at 9:30 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13694803.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results, particularly in light of the low levels of order backlogs it typically maintains; the Company's ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) is a company that has undoubtedly touched your life in some way. In fact, IDEX businesses make thousands of products that are mission-critical components in everyday activities. Chances are the car you’re driving has a BAND-IT® clamp holding your side airbag safely in place. If you were ever in a car accident, a Hurst Jaws of Life® rescue tool may have saved your life. If you or a family member is battling cancer, your doctor may have tested your DNA in a quest to find the best targeted medicine for you. It’s likely your DNA test was run on equipment that contains components made by our growing IDEX Health & Science team. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call 40 diverse businesses around the world part of the IDEX family. With 7,000 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global $2+ billion company committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except for per share amounts)
(unaudited)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Net sales	$605,997	$614,094	$2,494,573	$2,483,666
Cost of sales	339,112	340,451	1,369,539	1,365,771
Gross profit	266,885	273,643	1,125,034	1,117,895
Selling, general and administrative expenses	125,750	130,370	524,987	536,724
Restructuring expenses	6,962	3,832	21,044	12,083
Operating income	134,173	139,441	579,003	569,088
Other (income) expense - net	1,058	(420)	1,759	(3,985)
Interest expense	11,079	11,036	44,341	44,134
Income before income taxes	122,036	128,825	532,903	528,939
Provision for income taxes	25,186	30,688	107,382	118,366
Net income	$96,850	$98,137	$425,521	$410,573

Earnings per Common Share:
Basic earnings per common share	$1.28	$1.29	$5.62	$5.36
Diluted earnings per common share	$1.26	$1.27	$5.56	$5.29

Share Data:
Basic weighted average common shares outstanding	75,779	76,128	75,594	76,412
Diluted weighted average common shares outstanding	76,570	77,100	76,454	77,563

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$632,581	$466,407
Receivables - net	298,186	312,192
Inventories	293,467	279,995
Other current assets	37,211	33,938
Total current assets	1,261,445	1,092,532
Property, plant and equipment - net	280,316	281,220
Goodwill and intangible assets	2,167,776	2,081,282
Other noncurrent assets	104,375	18,823
Total assets	$3,813,912	$3,473,857

Liabilities and shareholders' equity
Current liabilities
Trade accounts payable	$138,463	$143,196
Accrued expenses	180,290	187,536
Short-term borrowings	388	483
Dividends payable	38,736	33,446
Total current liabilities	357,877	364,661
Long-term borrowings	848,864	848,335
Other noncurrent liabilities	343,942	266,221
Total liabilities	1,550,683	1,479,217
Shareholders' equity	2,263,229	1,994,640
Total liabilities and shareholders' equity	$3,813,912	$3,473,857

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net income	$425,521	$410,573
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of fixed assets - net	156	946
Asset impairments	10,155	—
Depreciation and amortization	39,543	39,049
Amortization of intangible assets	37,333	38,495
Amortization of debt issuance expenses	1,355	1,332
Share-based compensation expense	27,669	24,754
Deferred income taxes	6,625	(4,345)
Non-cash interest expense associated with forward starting swaps	6,327	6,475
Changes in (net of the effect from acquisitions):
Receivables	22,338	(23,419)
Inventories	(3,322)	(23,031)
Other current assets	(2,361)	25,162
Trade accounts payable	(9,115)	(1,220)
Accrued expenses	(37,086)	4,148
Other - net	2,924	(19,574)
Net cash flows provided by operating activities	528,062	479,345
Cash flows from investing activities
Purchases of property, plant and equipment	(50,912)	(56,089)
Purchase of intellectual property	—	(4,000)
Acquisition of businesses, net of cash acquired	(87,180)	(20,205)
Proceeds from disposal of fixed assets	962	363
Other - net	115	(1,500)
Net cash flows used in investing activities	(137,015)	(81,431)
Cash flows from financing activities
Payments under revolving credit facilities	—	(11,284)
Payments under other long term borrowings	(50,057)	—
Dividends paid	(147,208)	(127,478)
Proceeds from stock option exercises	38,809	27,639
Purchases of common stock	(54,668)	(173,926)
Shares surrendered for tax withholding	(12,596)	(11,555)
Settlement of foreign exchange contracts	—	6,593
Other	(1,865)	—
Net cash flows used in financing activities	(227,585)	(290,011)
Effect of exchange rate changes on cash and cash equivalents	2,712	(17,446)
Net increase in cash	166,174	90,457
Cash and cash equivalents at beginning of year	466,407	375,950
Cash and cash equivalents at end of period	$632,581	$466,407

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	For the Quarter Ended December 31, (a)		For the Year Ended December 31, (a)
	2019	2018	2019	2018
Fluid & Metering Technologies
Net sales	$227,456	$237,206	$957,028	$951,552
Operating income (b)	61,763	67,911	285,256	275,060
Operating margin	27.2%	28.6%	29.8%	28.9%
EBITDA	$67,399	$73,085	$306,933	$296,079
EBITDA margin	29.6%	30.8%	32.1%	31.1%
Depreciation and amortization	$5,499	$5,469	$22,152	$22,370
Capital expenditures	7,078	4,399	17,285	19,541

Health & Science Technologies
Net sales	$227,293	$225,515	$914,446	$896,419
Operating income (b)	49,113	52,160	200,200	205,679
Operating margin	21.6%	23.1%	21.9%	22.9%
EBITDA	$58,591	$62,151	$237,480	$246,810
EBITDA margin	25.8%	27.6%	26.0%	27.5%
Depreciation and amortization	$10,283	$9,079	$39,721	$39,939
Capital expenditures	5,800	8,743	22,001	26,039

Fire & Safety/Diversified Products
Net sales	$152,025	$151,723	$626,770	$637,028
Operating income (b)	39,349	38,439	165,258	168,601
Operating margin	25.9%	25.3%	26.4%	26.5%
EBITDA	$42,439	$42,140	$178,820	$186,538
EBITDA margin	27.9%	27.8%	28.5%	29.3%
Depreciation and amortization	$3,588	$3,581	$14,333	$14,493
Capital expenditures	1,067	3,086	9,811	10,318

Corporate Office and Eliminations
Intersegment sales eliminations	$(777)	$(350)	$(3,671)	$(1,333)
Operating income (b)	(16,052)	(19,069)	(71,711)	(80,252)
EBITDA	(15,784)	(19,201)	(69,113)	(78,810)
Depreciation and amortization	160	185	670	742
Capital expenditures	194	5	1,815	191

Company
Net sales	$605,997	$614,094	$2,494,573	$2,483,666
Operating income	134,173	139,441	579,003	569,088
Operating margin	22.1%	22.7%	23.2%	22.9%
EBITDA	$152,645	$158,175	$654,120	$650,617
EBITDA margin	25.2%	25.8%	26.2%	26.2%
Depreciation and amortization (c)	$19,530	$18,314	$76,876	$77,544
Capital expenditures	14,139	16,233	50,912	56,089

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		For the Quarter Ended December 31, (a)		For the Year Ended December 31, (a)
		2019	2018	2019	2018
	Fluid & Metering Technologies
	Net sales	$227,456	$237,206	$957,028	$951,552
	Adjusted operating income (b)	63,712	69,056	288,135	277,518
	Adjusted operating margin	28.0%	29.1%	30.1%	29.2%
	Adjusted EBITDA	$69,348	$74,230	$309,812	$298,537
	Adjusted EBITDA margin	30.5%	31.3%	32.4%	31.4%
	Depreciation and amortization	$5,499	$5,469	$22,152	$22,370
	Capital expenditures	7,078	4,399	17,285	19,541

	Health & Science Technologies
	Net sales	$227,293	$225,515	$914,446	$896,419
	Adjusted operating income (b)	51,836	52,766	217,789	211,583
	Adjusted operating margin	22.8%	23.4%	23.8%	23.6%
	Adjusted EBITDA	$61,314	$62,757	$255,069	$252,714
	Adjusted EBITDA margin	27.0%	27.8%	27.9%	28.2%
	Depreciation and amortization	$10,283	$9,079	$39,721	$39,939
	Capital expenditures	5,800	8,743	22,001	26,039

	Fire & Safety/Diversified Products
	Net sales	$152,025	$151,723	$626,770	$637,028
	Adjusted operating income (b)	39,790	40,196	166,622	170,785
	Adjusted operating margin	26.2%	26.5%	26.6%	26.8%
	Adjusted EBITDA	$42,880	$43,897	$180,184	$188,722
	Adjusted EBITDA margin	28.2%	28.9%	28.7%	29.6%
	Depreciation and amortization	$3,588	$3,581	$14,333	$14,493
	Capital expenditures	1,067	3,086	9,811	10,318

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(777)	$(350)	$(3,671)	$(1,333)
	Adjusted operating income (b)	(14,203)	(18,745)	(69,159)	(78,715)
	Adjusted EBITDA	(13,935)	(18,877)	(66,561)	(77,273)
	Depreciation and amortization	160	185	670	742
	Capital expenditures	194	5	1,815	191

	Company
	Net sales	$605,997	$614,094	$2,494,573	$2,483,666
	Adjusted operating income	141,135	143,273	603,387	581,171
	Adjusted operating margin	23.3%	23.3%	24.2%	23.4%
	Adjusted EBITDA	$159,607	$162,007	$678,504	$662,700
	Adjusted EBITDA margin	26.3%	26.4%	27.2%	26.7%
	Depreciation and amortization (c)	$19,530	$18,314	$76,876	$77,544
	Capital expenditures	14,139	16,233	50,912	56,089

(a)
Three and twelve months data include the results of Velcora Holding AB (July 2019) and Finger Lakes Instrumentation (July 2018) in the Health & Science Technologies segment from the date of acquisition.

(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)	Depreciation and amortization excludes amortization of debt issuance costs.